EXHIBIT 10.55

THIRD AMENDMENT TO CREDIT TERMS AND CONDITIONS

SECOND AMENDMENT TO PROMISSORY NOTE

AND WAIVER OF CERTAIN COVENANT DEFAULTS

         This Third Amendment to Credit Terms and Conditions, Second Amendment to Promissory Note and Waiver of Certain Covenant Defaults (“Amendment”) is entered into as of August 21, 2002 by and between Comerica Bank–California, successor in interest to Imperial Bank (“Bank”), and Anchor Pacific Underwriters, Inc., a Delaware corporation (“Borrower”). This Amendment is made with reference to the following facts:

         A.   Borrower and Bank are parties to that certain Credit Terms and Conditions dated September 30, 1997 and the Addendum thereto dated October 17, 1997 (together, as amended, restated, modified, supplemented or revised from time to time, the “Credit Terms and Conditions”).

         B.   In furtherance of the Credit Terms and Conditions, Borrower executed and delivered to Bank (i) a Promissory Note in the principal amount of $250,000 dated April 29, 1999; (ii) a Promissory Note in the original principal amount of $931,485.75 dated September 30, 1999, and (iii) a Promissory Note in the principal amount of $200,000 dated December 16, 1999.

         C.   The Promissory Notes dated April 29, 1999 and December 16, 1999 have been repaid. The term “Note” shall hereinafter refer to the September 30, 1999 Promissory Note as amended, restated, modified, supplemented or revised from time to time.

         D.   In furtherance of the Credit Terms and Conditions, Borrower executed and delivered to Bank that certain Commercial Security Agreement dated December 7, 1999 (as amended, restated, modified, supplemented or revised from time to time, the “Security Agreement”). The Credit Terms and Conditions and the Security Agreement included a grant of a security interest in Borrower’s Collateral.

         E.   Borrower has delivered to Bank (i) a warrant to purchase stock dated April 30, 1999, granting to Bank stock warrants in Borrower for a total of 100,000 shares of Borrower’s Common Stock, and (ii) a warrant to purchase stock dated December 15, 1999, granting to Bank stock warrants in Borrower for a total of 80,000 shares of Borrower’s Common Stock, on terms and conditions more fully set forth therein.

         F.   The documents referenced above and all documents and written amendments, notes and so forth related thereto are hereinafter collectively referred to as “Loan Documents.”

         G.   Borrower has requested that Bank (i) extend the maturity date of the Note to April 1, 2003; (ii) further amend the Credit Terms and Conditions; and (iii) waive certain covenant defaults. Bank is willing to agree to the amendments and waivers in accordance with the terms and conditions set forth below.

         H.   It is the intent of Bank and Borrower to amend only those terms and provisions of the Credit Terms and Conditions and the Note which are referenced herein, and that all terms and provisions of the Credit Terms and Conditions, the Note and all related agreements and other Loan Documents which are not specifically modified herein shall remain unchanged and in full force and effect.

         NOW, THEREFORE, for each of the foregoing reasons, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         I.   Recitals and Definitions.

         A.   All recitals set forth above are hereby incorporated herein by this reference.

         B.   All capitalized terms not defined herein shall have the meaning described in the Loan Documents.

         II.   Validity and Enforceability of Loan Documents.

         A.   Borrower acknowledges that the Loan Documents constitute duly authorized, valid, binding, fully perfected and continuing agreements and obligations of Borrower to Bank, enforceable in accordance with their respective terms; and that Borrower has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to Bank under the Loan Documents as of the date of this Amendment.

         III.   Existing Indebtedness.

         Borrower acknowledges and agrees that as of August 21, 2002, the current outstanding principal balance owed to Bank under the Loan Documents is $177,985.75, plus accrued and unpaid interest through the date of this Amendment, together with the Bank’s costs, expenses and reasonable attorneys’ fees, which but for this Forbearance Agreement would be fully due and payable (“Existing Indebtedness”).

         IV.   Amendments to Loan Agreement and Promissory Note.

         A.   The maturity date of the Note is hereby extended to April 1, 2003.

         B.   The Minimum Net Worth covenant set forth in Section B.4 of the Credit Terms and Conditions is hereby deleted in its entirety, and replaced with the Profitability covenant set forth in Section IV.C below.

         C.   Section B.4 of the Credit Terms and Conditions is hereby amended and restated in full to provide as follows:

“Profitability.   Beginning with the period ending July 31, 2002, Borrower, on a consolidated basis, measured monthly, shall not generate an operating loss.”

         V.   Waiver of Covenant Defaults.

         A.   Borrower acknowledges and agrees that Borrower failed to satisfy the Minimum Net Worth covenant required by the Credit Terms and Conditions for the period ending June 30, 2002 (“Covenant Default”).

         B.   By execution of this Amendment, Bank agrees to waive the foregoing Covenant Default.

         C.   Borrower acknowledges and agrees that Bank’s agreement to waive the Covenant Default concerns only Borrower’s Covenant Default which has been identified herein and exists as of the date of execution of this Amendment (“Existing Default”), but not as to any defaults which may arise in the future or which are unknown to Bank.

         VI.   Other Consideration.

         A.   Ward North America Holding, Inc., the Guarantor of Borrower’s indebtedness to Bank, shall execute a Consent of Guarantor with respect to this Amendment

         VII.   Limited Scope of Amendment.

         Nothing contained in this Amendment shall be interpreted as or be deemed a release or a waiver by Bank of any of the terms and conditions of the Loan Documents, or any other documents, instruments and agreements between the parties hereto except as specifically provided in this Amendment. Unless specifically modified herein, all other terms and provisions of the Loan Documents shall remain in full force and effect in accordance with their original terms, and are hereby ratified and confirmed in all respects. This Amendment does not constitute a waiver or release by Bank of any obligations between Borrower and Bank, or a waiver by Bank of any defaults by Borrower under the Loan Documents, unless expressly so provided herein, nor between Bank and any other person or entity. The Bank has no duty to advance any funds under the Loan Documents.

         VIII.   Reimbursement of Bank’s Fees and Costs.

         Contemporaneously with the execution of this Amendment, Borrower shall:

         A.   Pay Bank an extension fee in the amount of $2,000, which shall be nonrefundable; and

         B.   Reimburse Bank for all of Bank’s costs and expenses, including attorneys’ fees of Bank’s outside counsel (“Costs”) incurred in connection with: (a) enforcing Borrower’s obligations under the Loan Documents; (b) the negotiation, preparation and documentation of this Amendment and all accompanying documents; and (c) the recording of any instrument or document required hereunder to maintain and/or perfect Bank’s security interests in the Collateral.

         C.   By execution of this Amendment, Borrower authorizes Bank to collect the amounts set forth in this Section VIII by charging Borrower’s demand deposit account number 1891529255.

         IX.   Release of Claims.

         As additional consideration for Bank to enter into this Amendment, Borrower, for itself, its executors, administrators, general partners, limited partners, employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, heirs, trustees, trustors, beneficiaries, successors-in-interest, transferees, assigns, officers, directors, managers, servants, employees, insurers, trustors, trustees, underwriters, successors, attorneys, and agents, now and in the future, and all persons acting by, through, under or in concert with Borrower, hereby releases and discharges Bank, and Bank’s past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, parents shareholders, subsidiaries and successors, and each of them; and each of their respective administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and all persons acting by, through, under or in concert with one or more of them, from any liabilities or claims arising out of, related to or in any way connected any acts or omissions of Bank relating in any way to the Loan Documents, this Amendment, and Borrower’s financial relationship with Bank and its predecessors-in-interest from the beginning of time through and including the date of execution of this Amendment (collectively, “Released Matters”).

         X.   Representations and Waivers Concerning Release Provisions.

         Borrower understands and has been advised by its legal counsel of the provisions of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Borrower understands and hereby waives the provisions of California Civil Code Section 1542 and declares that it realizes it may have damages Borrower presently knows nothing about and that, as to them, Bank has been released pursuant to these release provisions. Borrower also declares that it understands that Bank would not agree to enter into this Amendment if the release provisions set forth above did not cover damages and their results which may not yet have manifested themselves or may be unknown to or not anticipated at the present time by Borrower.

         Borrower represents and warrants that Borrower is the owner of the claims hereby compromised and that Borrower has not heretofore assigned or transferred, nor purported to assign or transfer, to any person or entity (“Person”) any of the Released Matters. Borrower further agrees to indemnify and hold harmless Bank from all liabilities, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by Bank as the result of any Person asserting any such assignment or transfer of any rights or claims.

         XI.   Revival Clause; Solvency.

         If the incurring of any debt or the payment of money or transfer of property made to Bank by or on behalf of Borrower should for any reason subsequently be declared to be “fraudulent” or “preferential” within the meaning of any state or federal law relating to creditor’s rights, including, without limitation, fraudulent conveyances, preferences or otherwise voidable or recoverable payments of money or transfers of property, in whole or in part, for any reason (collectively, “Voidable Transfers”) under the Bankruptcy Code or any other federal or state law, and Bank is required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of its in-house counsel or outside counsel is advised to do so, then, as to such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys’ fees of Bank related thereto), the liability of Borrower under the Loan Agreement, and all of Bank’s rights and remedies under the Loan Agreement and this Amendment shall automatically be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made to the extent of any harm to Bank.

         Borrower represents and warrants that the execution, delivery and performance of this Amendment will not (i) render Borrower insolvent as that term is defined below; (ii) leave Borrower with remaining assets which constitute unreasonably small capital given the nature of Borrower’s business; or (iii) result in the incurrence of Debts (as defined below) beyond Borrower’s ability to pay them when and as they mature and become due and payable. For the purposes of this paragraph, “Insolvent” means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured. For the purposes of this paragraph, “Debts” includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. Borrower hereby acknowledges and warrants that it, in its corporate capacity that Borrower have derived or expect to derive a financial or other benefit or advantage from this Forbearance Agreement.

         XII.   Representations and Warranties.

         Borrower represents and warrants to Bank that the representations and warranties set forth in the Loan Documents are true and correct as of the date hereof, except as previously disclosed to Bank in writing. In addition, Borrower represents that the execution, delivery and performance of this Amendment has been duly authorized, and that this Amendment and the Loan Documents are binding upon and enforceable against Borrower in accordance with their respective terms.

         XIII.   Conditions of Effectiveness.

         This Amendment shall become effective when Bank has received: (i) this Amendment duly executed by Borrower; (ii) the Consent of Guarantor executed by Ward North America Holding, Inc.; (iii) all Costs required to be reimbursed in accordance with Section VIII of this Amendment; and (iv) such other documents, instruments and agreements as Bank may require.

         XIV.   Effect on Loan Documents.

         A.   Except as specifically amended above, all terms and provisions of the Credit Terms and Conditions, the Note and all other Loan Documents shall remain in full force and effect in accordance with their original terms and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreements executed by Borrower and all of the collateral described therein do and shall continue to secure the payment of all of the obligations of Borrower under the Loan Documents.

         B. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Documents or constitute a waiver of any provision of the Loan Documents.

         XV.   Authority.

         Each party hereto represents and warrants to each other party that: (i) it has authority to execute this Amendment; (ii) the execution, delivery and performance of this Amendment does not require the consent or approval of any person, entity, governmental body, trust, trustor or other authority; (iii) this Amendment is a valid, binding and legal obligation of the undersigned enforceable in accordance with its terms, and does not contravene or conflict with any other agreement, indenture or undertaking to which any party hereto is a party.

         XVI.   Payment of Expenses.

         In the event any action (whether or not in a court proceeding) shall be required to interpret, implement, modify, or enforce the terms and provisions of this Amendment or any of the Loan Documents, or to declare rights under same, the prevailing party in such action shall recover from the losing party all of its fees and costs, including, but not limited to, the reasonable attorneys’ fees and costs (if applicable) of Bank’s outside counsel.

         XVII.   Governing Law.

         This Amendment shall be construed and interpreted in accordance with and shall be governed by the laws of the state of California. The parties also hereby agree to submit to the jurisdiction of the California courts with respect to all matters relating to this Amendment.

         XVIII.   Successors, Assigns

         This Amendment shall be binding on and inure to the benefit of all of the parties hereto, and upon the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and each of them.

         XIX.   Jury Trial Waiver.

         BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS, INCLUDING THIS AMENDMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         XX.   Complete Agreement of Parties.

         This Amendment constitutes the entire agreement between Bank and Borrower arising out of, related to or connected with the subject matter of this Amendment. Any supplements, modifications, waivers or terminations of this Amendment shall not be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Amendment shall constitute a waiver of any other provisions of this Amendment (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided. However, this Amendment does not alter or amend any provision of any of the Loan Documents except to the extent of the provisions expressly set forth herein.

         XXI.   Execution In Counterparts.

         This Amendment may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute but one and the same agreement.

         XXII.   Contradictory Terms/Severability.

         In the event that any term or provision of this Amendment contradicts any term or provision of any other document, instrument or agreement between the parties including, but not limited to, any of the Loan Documents, the terms of this Amendment shall control. If any provision of this Amendment shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Amendment, and the validity, legality and enforceability of the remaining provisions of this Amendment shall not be adversely affected or impaired, and shall thereby remain in full force and effect.

         XXIII.   Headings.

         All headings contained herein are for convenience purposes only, and shall not be considered when interpreting this Amendment.

         XXIV.   Continuing Cooperation.

         The parties hereto shall cooperate with each other in carrying out the terms and intent of this Amendment, and shall execute such other documents, instruments and agreements as are reasonably required to effectuate the terms and intent of this Amendment.

         XXV.   Consultation With Counsel.

         Each party hereto acknowledges that (i) it has been represented by counsel of its own choice at each stage in the negotiation of this Amendment; (ii) it has relied on such counsel’s advice throughout all of the negotiations which preceded the execution of this Amendment, and in connection with the preparation and execution of this Amendment; (iii) such counsel has read this Amendment; (iv) such counsel has advised such party concerning the validity and effectiveness of this Amendment, and the transactions to be consummated in accordance therewith and/or each party has had the opportunity to consult with counsel and has voluntarily waived doing so; and (v) each party hereto is freely and voluntarily entering into this Amendment.

AGREED AND ACCEPTED:

COMERICA BANK–CALIFORNIA,
a California banking corporation

By:	Dated:

Title:

ANCHOR PACIFIC UNDERWRITERS, INC. a Delaware corporation

By:	/s/ Jeffrey S. Ward	Dated:	8/29/02

Title:	Chairman and CEO

CONSENT OF GUARANTOR

         The undersigned, Guarantor of the obligations of Anchor Pacific Underwriters, Inc. (the “Borrower”) to Comerica Bank – California (the “Bank”), consents to the foregoing Third Amendment to Credit Terms and Conditions, Second Amendment to Promissory Note and Waiver of Certain Covenant Defaults (“Amendment”) and agrees that its Guaranty, dated as of December 24, 2001, shall remain in full force and effect and that the obligations of the Borrower under the Loan Documents, as defined in the Amendment, including but not limited to the Credit Terms and Conditions and the Promissory Note, as modified by the provisions of the Amendment, shall remain obligations which are covered by such Guaranty, and it does further reaffirm the validity and enforceability of its Guaranty executed in favor of the Bank which remains in full force and effect after the execution of the Amendment without any claim, defense, counterclaim, setoff or reduction of any type. Guarantor hereby reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and hereby restates all waivers set forth in the Guaranty. All parties who execute this Guarantor Consent on behalf of Guarantor represent and warrant that they have full power and authority to execute and deliver such documents, and that all such documents are enforceable in accordance with their terms.

WARD NORTH AMERICA HOLDING, INC.,		Dated:	8/29/02
a California corporation

By:	/s/ Jeffery S. Ward

Title:	Chairman and CEO